Exhibit 99.1

MSB FINANCIAL CORP.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE		FOR	ABSTAIN	AGAINST

SPECIAL MEETING OF

STOCKHOLDERS

TO BE HELD ON

________ ___, 2020

The undersigned hereby appoints the Board of Directors of MSB Financial Corp. (“MSB”) or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of MSB that the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at the Grain House at The Olde Mill Inn, 225 Route 202 North, Basking Ridge, New Jersey, on _____ ___, 2020, at ___ _.m., local time (the “Special Meeting”), and at any and all adjournments thereof, as follows:

	1. To approve the Agreement and Plan of Merger, dated as of December 18, 2019, by and between MSB and Kearny Financial Corp. and the merger of MSB with and into Kearny Financial Corp.	☐	☐	☐
		FOR	ABSTAIN	AGAINST
	2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of MSB in connection with the merger.	☐	☐	☐
		FOR	ABSTAIN	AGAINST
	3. To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger agreement and the merger.	☐	☐	☐

PLEASE CHECK BOX IF YOU PLAN TO ATTEND ☐

THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS PRESENTED.

Please be sure to sign and date this proxy form in the box below.	Date

Sign above	Co-holder (if any) sign above

Electronic Voting Instructions:

Available 24 hours a day, 7 days a week.

You may elect one of the voting methods detailed below to vote your proxy:

Stockholders of record may vote:

•	By internet – access [●] and follow the on-screen instructions;

•	By telephone – call [●] ([●]) in the United States or [●] in foreign countries and follow the instructions;

•	By mail – complete, sign, date and mail your proxy form in the envelope provided as soon as possible.

^ Detach above card, sign, date and mail in postage-paid envelope provided. ^

MSB FINANCIAL CORP.

1902 LONG HILL ROAD

MILLINGTON, NEW JERSEY 07946

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournments thereof and after notification to the Secretary of MSB at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all prior proxies heretofore given with respect to the shares of Common Stock which the undersigned is entitled to vote at the Special Meeting.

The undersigned acknowledges receipt from MSB prior to the execution of this proxy of the notice of special meeting of stockholders and a proxy statement/prospectus dated ______ __, 2020.

Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

NOTICE TO PARTICIPANTS IN THE MILLINGTON BANK EMPLOYEE STOCK OWNERSHIP PLAN AND THE MILLINGTON BANK SAVINGS PLAN

This proxy also constitutes voting instructions for participants in the Millington Bank Employee Stock Ownership Plan (ESOP) and the Millington Bank Savings Plan (Savings Plan). A participant who signs on the reverse side hereby instructs the respective trustees of the ESOP and the Savings Plan to vote all the shares of Common Stock allocated to his or her accounts in accordance with the instructions on the reverse side. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Common Stock held by the ESOP and all allocated shares for which no voting instructions are received, including any instruction to abstain, in the same proportion as shares for which it has received timely voting instructions from ESOP participants. The Savings Plan trustee will vote all shares for which it does not receive timely instructions from participants at the direction of the Company’s Board of Directors or the Plan Committee of the Board. Your voting instructions must be received by 4:00 p.m. Eastern Time on ______ ___, 2020 to allow sufficient time for processing.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.